Exhibit 10.3

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (this “Backstop Agreement”) is entered into on April 14, 2023, by and between Graf Acquisition Corp. IV, a Delaware corporation (the “Company”), and the undersigned subscriber (the “Subscriber”).

WHEREAS, concurrently with the execution of this Backstop Agreement, the Company is entering into an Agreement and Plan of Merger with NKGen Biotech, Inc., a Delaware corporation (“NKGen”), and the other parties thereto, providing for a business combination between the Company and NKGen (the “Business Combination Agreement” and the transactions contemplated by the Business Combination Agreement, the “Transaction”);

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Business Combination Agreement;

WHEREAS, pursuant to the Business Combination Agreement, the closing of the Transaction (the “Transaction Closing”) is conditioned on, among other things, the Acquiror Closing Cash Amount being no less than an aggregate amount of $50,000,000;

WHEREAS, subject to the terms and conditions of this Backstop Agreement and in an effort to consummate the Transaction Closing (and assuming all conditions set forth in Article IX of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the person(s) with the authority to make such waiver (other than (i) those conditions which, by their nature, are to be satisfied at the Transaction Closing pursuant to the Business Combination Agreement and (ii) Section 9.03(f) of the Business Combination Agreement (Acquiror Assets), as of immediately prior to or substantially concurrently with the Transaction Closing, but in any event concurrently with the Closing (as defined in the Subscription Agreements)), the Subscriber desires to purchase the Backstop Shares, if any, from the Company on the date of the Transaction Closing (the “Transaction Closing Date”), immediately prior to Closing, subject to and conditioned upon the terms contained herein; and

WHEREAS, in connection with the Transaction, the Company will enter into subscription agreements (the “Subscription Agreements”) with certain other investors (the “Other Subscribers”), pursuant to which such Other Subscribers will agree to purchase on the Transaction Closing Date and immediately prior to the Closing, shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) at an expected purchase price of $10.00 per share.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Subscriber and the Company acknowledges and agrees as follows:

1. Backstop Commitment.

(a) Subject to the terms and conditions of this Backstop Agreement, as of immediately prior to or substantially concurrently with the Transaction Closing, but in any event concurrently with the Closing (as defined in the Subscription Agreements) on the Transaction Closing Date and assuming all conditions precedent to the Transaction Closing set forth in Article IX of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the person(s) with the authority to make such waiver (other than (i) those conditions which, by their nature, are to be satisfied at the Transaction Closing pursuant to the Business Combination Agreement and (ii) Section 9.03(f) of the Business Combination Agreement (Acquiror Assets)), the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Subscriber, at a purchase price at the lower of (i) $10.00 per share, or, (ii) the lowest price per share paid by any such Other Subscriber pursuant to a Subscription Agreement (the applicable purchase price being referred to herein as, the “Per Share Purchase Price”), a number of shares of Common Stock equal to (x) $60,000,000 less the sum of (1) the amount of cash available in the Trust Account as of the Transaction Closing after deducting the aggregate amount payable with respect to the Redemption (and after deducting any excise tax under Section 4501 of the Code (as amended by the Inflation Reduction Act of 2022, H.R. 5376) incurred therewith by Acquiror, taking into account all reductions reasonably expected to be available under Section 4501(c)(3) of the Code in the relevant taxable year), plus (2) the aggregate amount committed to be received by the Company, the Acquiror or any of its Subsidiaries substantially concurrently with the Transaction Closing pursuant to the Subscription Agreements (the “Cash Commitment Amount”), divided by (y) the Per Share Purchase Price (the “Mandatory Backstop Shares”), but in no event shall the aggregate purchase price paid by the Subscriber for the Mandatory Backstop Shares exceed $25,000,000 (the “Maximum Purchase Price Amount”) without the consent of the Subscriber; provided further, for clarity, that if the aggregate Cash Commitment Amount is equal to or greater than $60,000,000, the Subscriber shall have no obligation to purchase any shares of Common Stock. At the Subscriber’s option, the Subscriber may purchase, and the Company agrees to issue and sell to the Subscriber, at a purchase price equal to the Per Share Purchase Price, an additional number of shares of Common Stock (such additional shares purchased, if any, the “Optional Backstop Shares” and together with the Mandatory Backstop Shares, the “Backstop Shares”) which, when taken together with the Mandatory Backstop Shares, the aggregate purchase price for such Optional Backstop Shares and Mandatory Backstop Shares shall not exceed the Maximum Purchase Price Amount without the consent of the Company. The aggregate Per Share Purchase Price for the Backstop Shares purchased hereunder is referred to as the “Purchase Price”.

(b) Notwithstanding the foregoing, all of the Subscriber’s obligations and rights with respect to purchasing all or part of the Mandatory Backstop Shares may be transferred by the Subscriber to one or more qualified institutional buyers or accredited investors with the consent of the Company, not to be unreasonable withheld, conditioned or delayed, prior to the Transaction Closing Date; provided, that in the case of any such transfer, the transferee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such transfer and provided further that no such transfer shall relieve the transferring Subscriber of its obligations hereunder if any such transferee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

2. Closing.

(a) Subject to the terms and conditions of this Backstop Agreement, the closing of the acquisition of the Backstop Shares contemplated by Section 1(a) (the “Backstop Closing”) shall occur immediately prior to or substantially concurrently with the Transaction Closing, but in any event concurrently with the Closing (as defined in the Subscription Agreements) of the Subscription Agreements (assuming all conditions precedent to the Transaction Closing set forth in Article IX of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the person(s) with the authority to make such waiver (other than (i) those conditions which, by their nature, are to be satisfied at the Transaction Closing pursuant to the Business Combination Agreement and (ii) Section 9.03(f) of the Business Combination Agreement (Acquiror Assets)) (the “Backstop Closing Date”).

(b) As soon as reasonably practicable following the Special Meeting, and in any event, subject to the resolution of any dispute pursuant to this clause (b), at least two (2) Business Days before the anticipated Backstop Closing Date, the Company shall deliver written notice to the Subscriber (the “Backstop Closing Notice”) specifying (i) the aggregate Cash Commitment Amount calculated as of such date, (ii) the anticipated resulting number of Mandatory Backstop Shares required to be purchased by Subscriber and the Per Share Purchase Price of such Mandatory Backstop Shares, each as calculated in accordance with Section 1(a) of this Backstop Agreement, along with supporting documentation as may be reasonably requested by the Subscriber, (iii) the anticipated Backstop Closing Date, and (iv) the Company’s wire instructions for delivery of the Purchase Price to the Company. Subscriber shall, following its receipt of the Backstop Closing Notice, have the opportunity to review the calculations contained in the Backstop Closing Notice in accordance with the immediately foregoing sentence, and shall deliver to the Company a written statement accepting or disputing the Backstop Notice. In the event that the Subscriber shall dispute the calculations contained in the Backstop Notice, such statement delivered by Subscriber in the immediately foregoing sentence shall, to the extent reasonably practicable, include a reasonably detailed itemization of the Subscriber’s objections and the reasons therefor, and the Subscriber and the Company shall cooperate in good faith to determine (i) the actual aggregate Cash Commitment Amount calculated as of such date and (ii) the resulting anticipated number of Mandatory Backstop Shares required to be purchased by Subscriber and the Per Share Purchase Price of such Mandatory Backstop Shares, each as calculated in accordance with Section 1(a) of this Backstop Agreement. Following mutual agreement of the calculations contained in the Backstop Notice and in any event, no later than one (1) Business Day prior to the anticipated Backstop Closing Date as set forth in the Backstop Closing Notice, Subscriber shall deliver written notice to the Company including (x) the number of shares Mandatory Backstop Shares required to be purchased by Subscriber and the Per Share Purchase Price of such Mandatory Backstop Shares, (y) the number of Optional Backstop Shares desired to be purchased from the Company by the Subscriber, and (z) a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 of the Subscriber. Assuming all conditions set forth in Article IX of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the person(s) with the authority to make such waiver (other than (i) those conditions which, by their nature, are to be satisfied at the Transaction Closing pursuant to the Business Combination Agreement and (ii) Section 9.03(f) of the Business Combination Agreement (Acquiror Assets), as of immediately prior to or substantially concurrently with the Transaction Closing, but in any event concurrently with the Closing (as defined in the Subscription Agreements), Subscriber shall deliver to the Company the Purchase Price for the Backstop Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Backstop Closing Notice.

(c) On the Backstop Closing Date, the Company will deliver to the Subscriber the Backstop Shares in book entry form, free and clear of any liens, charges, mortgages, pledges, claims, equities, encumbrances and other third party rights or other restrictions (other than those arising under this Backstop Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and evidence from the Company’s transfer agent of the issuance to Subscriber of the Backstop Shares on and as of the Backstop Closing Date. In the event that the consummation of the Transaction does not occur or any of the other conditions set forth in Article IX of the Business Combination Agreement has not been satisfied or waived in accordance with Section 3(a) of this Backstop Agreement, the Company shall promptly (but in no event later than two (2) Business Days after the anticipated Backstop Closing Date specified in the Backstop Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Backstop Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to the Backstop Closing set forth in Section 3 to be satisfied or waived on or prior to the Backstop Closing Date, and (y) unless and until this Backstop Agreement is terminated in accordance with Section 7 hereof, Subscriber shall remain obligated (A) to redeliver the funds to the Company following the Company’s delivery to Subscriber of a new Backstop Closing Notice in accordance with this Section 2 and (B) to consummate the Backstop Closing upon satisfaction of the conditions set forth in Section 3.

(d) For the purposes of this Backstop Agreement, “Business Day” means any day other than a Saturday or Sunday, or any other day on which banks located in New York, New York and Seoul, South Korea are required or authorized by law to be closed for business.

3. Closing Conditions. The Backstop Closing shall be subject to the satisfaction or valid waiver in writing of the following conditions:

(a) all conditions precedent to the Transaction Closing set forth in Article IX of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the person(s) with the authority to make such waiver (other than (i) those conditions which, by their nature, are to be satisfied at the Transaction Closing pursuant to the Business Combination Agreement and (ii) Section 9.03(f) of the Business Combination Agreement (Acquiror Assets); provided, for the avoidance of doubt, that if the aggregate Acquiror Closing Cash Amount as of such date is calculated to be less than $25,000,000, Section 9.03(f) of the Business Combination Agreement (Acquiror Assets) shall be deemed to not have been satisfied and unless waived in writing by the person(s) with the authority to make such waiver, Subscriber shall have no obligation to purchase the Backstop Shares in accordance with this Backstop Agreement), and the Transaction Closing shall be scheduled to occur substantially concurrently with the Backstop Closing;

(b) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the offer and sale of the Backstop Shares or the other transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(c) the shares of Common Stock (including the Backstop Shares) shall be approved for listing on either the New York Stock Exchange (the “NYSE”) or Nasdaq Stock Market (“Nasdaq” and together with the NYSE, the “Stock Exchange”) in accordance with Section 9.01(f) of the Business Combination Agreement, subject only to official notice of issuance;

(d) solely with respect to the Company’s obligations:

(i) all representations and warranties of Subscriber contained in this Backstop Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Backstop Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Backstop Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Backstop Agreement as of the Backstop Closing Date, but without giving effect to consummation of the Transaction, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Backstop Closing Date or such earlier date), taken as a whole, does not result in a Subscriber Material Adverse Effect; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Backstop Agreement to be performed, satisfied or complied with by it at or prior to the Backstop Closing; and

(e) solely with respect to the Subscriber’s obligation to close:

(i) all representations and warranties of the Company contained in this Backstop Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Backstop Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Backstop Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Backstop Agreement as of the Backstop Closing Date, but without giving effect to consummation of the Transaction, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Backstop Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Backstop Agreement to be performed, satisfied or complied with by it at or prior to the Backstop Closing; and

(iii) except to the extent consented to in writing by Subscriber, the Business Combination Agreement (as filed with the Commission on or immediately following the date hereof) shall not have been amended, modified, supplemented or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Backstop Agreement; and

(iv) there shall be no other provision in any Subscription Agreement that materially benefits any Other Subscriber (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons or registration rights of such Other Subscriber or its affiliates or related persons) unless the Subscriber has been offered substantially the same benefits.

(f) prior to or at the Backstop Closing, Subscriber shall deliver to the Company all such other information as is reasonably requested in order for the Company to issue and allot the Backstop Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Backstop Shares are to be issued and allotted (or the Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8; and

(g) each book-entry for the Backstop Shares shall contain a notation, and each certificate (if any) evidencing the Backstop Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

4. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Backstop Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Backstop Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company or its subsidiaries individually or taken as a whole, or materially affects the legal authority and ability of the Company to comply with the terms of this Backstop Agreement, including the issuance and sale of the Backstop Shares, or the Transaction.

(b) The Backstop Shares have been duly authorized and, when issued and allotted and delivered to Subscriber against full payment therefor in accordance with the terms of this Backstop Agreement, will be validly issued and allotted, fully paid and non-assessable, free and clear of all liens, charges, mortgages, pledges, claims, equities, encumbrances and other third party rights or other restrictions (other than those arising under this Backstop Agreement, the organizational documents of the Company or applicable securities laws), and will not have been issued and allotted in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents or the laws of the State of Delaware.

(c) This Backstop Agreement has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Backstop Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5 of this Backstop Agreement, the execution and delivery of this Backstop Agreement, the issuance, allotment and sale of the Backstop Shares hereunder, the compliance by the Company with all of the provisions of this Backstop Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the organizational documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange) or other person in connection with the execution, delivery and performance of this Backstop Agreement (including, without limitation, the issuance of the Backstop Shares), other than (i) filings required by Regulation D of the Securities Act and applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6 below, (iii) filings required by the Commission, (iv) filings required by the Stock Exchange, including with respect to obtaining stockholder approval, if applicable, (v) filings required to consummate the Transaction as provided under the Business Combination Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those filings, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.

(f) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Backstop Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities (or Blue Sky) laws is required for the offer and sale of the Backstop Shares by the Company to Subscriber.

(h) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Backstop Shares. The Backstop Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Backstop Shares as contemplated hereby or (ii) cause the offering of the Backstop Shares pursuant to this Backstop Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Backstop Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(i) The Company is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(j) The Common Stock is eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Company’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC.

(k) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Backstop Shares to Subscriber.

(l) As of their respective dates, each form, report, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by the Company with the Commission prior to the date hereof (the “SEC Documents”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, or if amended prior to the date of this Backstop Agreement, as of the date of such amendment with respect to those disclosures that were amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP). A copy of each SEC Document is available to Subscriber via the Commission’s EDGAR system. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Common Stock with the Commission and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance (the “Staff”) of the Commission with respect to any of the SEC Documents as of the date hereof.

(m) As of the date hereof, the authorized share capital of the Company consists of 400,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the date hereof: (i) 21,451,875 shares of Common Stock and no Preferred Shares were issued and outstanding; (ii) 3,432,300 warrants, each exercisable to purchase one share of Common Stock at $11.50 per share, and 4,721,533 private placement warrants, each exercisable to purchase one share of Common Stock at $11.50 per share (together “Warrants”), were issued and outstanding; and (iii) no Common Stock was subject to issuance upon exercise of outstanding options. Notwithstanding the foregoing, should the Company seek and obtain stockholder approval of an amendment to its amended and restated certificate of incorporation to extend the Company’s liquidation date beyond May 25, 2023, associated stockholder rights of redemption may reduce the Company’s shares of Common Stock outstanding. No Warrants are exercisable on or prior to the Transaction Closing. All (A) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights or similar and (B) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive or similar rights. As of the date hereof, except as set forth above and pursuant to the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. Except as set forth in the Business Combination Agreement, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by (i) the Business Combination Agreement and (ii) that certain letter agreement, dated as of May 20, 2021, by and between the Company, Graf Acquisition Partners IV LLC and the other parties thereto (the “IPO Letter Agreement”). Except as described in the SEC Documents, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the (i) Backstop Shares or (ii) the shares to be issued pursuant to any Subscription Agreement.

(n) The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and as of the date hereof, are listed for trading on the NYSE under the symbol “GFOR.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the Commission with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the NYSE. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act.

(o) Upon consummation of the Transaction, the issued and outstanding shares of Common Stock will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange.

(p) The Company is not, and immediately after receipt of payment for the Backstop Shares and consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) The Company has not entered into any subscription agreement, side letter or other agreement with any investor in connection with such investor’s direct or indirect investment in the Company other than (i) the Subscription Agreements and (ii) the IPO Letter Agreement.

(r) Neither the Company nor anyone acting on its behalf has, directly or indirectly, offered the Backstop Shares or any similar securities, including any shares of Common Stock sold pursuant to the Subscription Agreements, for sale to, or solicited any offer to buy the Backstop Shares or any similar securities, including any shares of Common Stock sold pursuant to the Subscription Agreements, from, or otherwise approached or negotiated in respect thereof with, any person other than the Subscriber or in the case of shares of Common Stock sold pursuant to the Subscription Agreements, the Other Subscribers and a limited number of other “accredited investors” (within the meaning of Rule 501(a) under the Securities Act), each of which has been offered to purchase shares of Common Stock at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Backstop Shares to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber (i) is validly existing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Backstop Agreement.

(b) This Backstop Agreement has been duly authorized, validly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Backstop Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and by the availability of equitable remedies.

(c) The execution, delivery and performance by Subscriber of this Backstop Agreement, the purchase of the Backstop Shares hereunder, the compliance by Subscriber with all of the provisions of this Backstop Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that in the case of clauses (i) and (iii), would have a Subscriber Material Adverse Effect. For purposes of this Backstop Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Backstop Shares.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A hereto, (ii) is acquiring the Backstop Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Backstop Shares as a fiduciary or agent for one or more Subscriber accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only, (iii) is not acquiring the Backstop Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the securities laws of the United States or any other applicable jurisdiction and (iv) has provided the Company with the requested information on Annex A following the signature page hereto and the information contained therein is accurate and complete. The Subscriber is not an entity formed for the specific purpose of acquiring the Backstop Shares.

(e) Subscriber acknowledges and agrees that the Backstop Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Backstop Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and that the Company is not required to register the Backstop Shares except as set forth in Section 6 of this Backstop Agreement. Subscriber acknowledges and agrees that the Backstop Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including without limitation a private resale pursuant to so called “Section 4(a)1½”), or (iii) in an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Backstop Shares shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Backstop Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Backstop Shares and may be required to bear the financial risk of an investment in the Backstop Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Backstop Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, as amended (“Rule 144”), until at least one year following the filing of certain required information with the Commission after the Transaction Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Backstop Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Backstop Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Backstop Agreement.

(g) In making its decision to purchase the Backstop Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Company’s representations in Section 4 of this Backstop Agreement. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Backstop Shares, including with respect to the Company, NKGen and the Transaction, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Backstop Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Company’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, received, reviewed and understood the offering materials made available to them in connection with the offer and sale of the Backstop Shares and the Transaction, have had the full opportunity to ask such questions, including on the financial information, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Backstop Shares. Subscriber further acknowledges that the information provided to Subscriber was preliminary and subject to change, including in the registration statement and the proxy statement and/or prospectus that the Company intends to file with the Commission in connection with the Transaction (which will include substantial additional information about the Company, NKGen and the Transaction and will update and supersede the information previously provided to Subscriber, including without limitation with respect to any financial statements and other financial information of NKGen, which may have been prepared and reviewed solely by each of the Company and NKGen and its respective officers and employees, as the case may be, and have not been reviewed by any outside party or, except as expressly set forth therein, certified or audited by an independent third-party auditor or audit firm), and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Subscriber’s obligation to purchase the Backstop Shares hereunder. The Subscriber acknowledges and agrees that, except for the representations and warranties made by the Company that are expressly set forth in Section 4 of this Backstop Agreement, neither the Company nor any of its affiliates nor any other person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Company, its businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or any other matter made available to the Subscriber or its representatives in expectation of, or in connection with, this Backstop Agreement or the transactions contemplated hereby. The Subscriber is not relying upon and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any person and acknowledges and agrees that the Company has specifically disclaimed any such other representations and warranties. None of NKGen or its affiliates or any of such person’s or its affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has made or makes any representation as to the Company or NKGen or the quality or value of the Backstop Shares.

(h) Subscriber acknowledges that the Company represents and warrants that the Backstop Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Backstop Shares, including those set forth in the SEC Documents and the Subscriber presentation provided by the Company. Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Backstop Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Backstop Shares. Subscriber understands and acknowledges that the purchase and sale of the Backstop Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j) Subscriber has adequately analyzed and fully considered the risks of an investment in the Backstop Shares and determined that the Backstop Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Shares or made any findings or determination as to the fairness of this investment.

(l) Subscriber is not (i) a person or entity named (a “Person”) on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, Subscriber maintains policies and procedures reasonably designed for the screening of its Subscribers against the OFAC sanctions programs, including the OFAC List. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Backstop Shares were legally derived.

(m) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Backstop Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401.

(n) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company or any of its affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Backstop Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Backstop Shares and (ii) the acquisition and holding of the Backstop Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(o) Subscriber at the Backstop Closing will have sufficient funds to pay the Purchase Price.

(p) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, NKGen or any of their respective affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company contained in Section 4 of this Backstop Agreement, in making its investment or decision to invest in the Company.

(q) No broker or finder has acted on behalf of the Subscriber in connection with the sale of the Backstop Shares pursuant to this Backstop Agreement in such a way as to create any liability on the Company.

(r) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company prior to the Backstop Closing Date or the earlier termination of this Backstop Agreement in accordance with its terms (other than pledges in the ordinary course of business as part of prime brokerage arrangements). “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing in this Section 5(r) (i) shall restrict Subscriber’s ability to maintain bona fide hedging positions in respect of the Warrants of the Company held by the Subscriber as of the date hereof; (ii) shall prohibit any entities under common management or that share an investment advisor with Subscriber from entering into any short sales or engaging in other hedging transactions; and (iii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 5(r) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the number of Backstop Shares covered by this Backstop Agreement. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Backstop Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (1) pursuant to an available exemption from the registration requirements of the Securities Act or (2) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Backstop Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Backstop Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(s) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, Subscriber is not currently (and at all times through the Backstop Closing Date will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t) Subscriber acknowledges and agrees that (i) the Commission Staff issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” on April 12, 2021 (together with any subsequent guidance, statements or interpretations issued by the Commission or its staff relating thereto or other accounting matters related to initial public offerings, securities or expenses, the “Statement”), (ii) the Commission Staff have issued comments regarding the appropriate classification of public shares as permanent or temporary equity (the “Staff Comments”), (iii) on March 30, 2022, the SEC issued proposed rules with respect to the regulation of special purpose acquisition companies (the “SPAC Rule Proposals” and together with the Statement and Staff Comments, the “SEC Guidance”) relating to, among other items, disclosures in business combination transactions involving SPACs and private operating companies, the condensed financial statement requirements applicable to transactions involving shell companies, the use of projections by SPACs in SEC filings in connection with proposed business combination transactions, the potential liability of certain participants in proposed business combination transactions, and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended, (iv) the Company continues to review the SEC Guidance and its implications, including on the financial statements and other information included in its filings with the Commission, including the SEC Documents, and (v) any restatement, revision or other modification of such filings relating to or arising from such review, any subsequent related agreements or other guidance from the Staff of the Commission shall be deemed not material for purposes of this Backstop Agreement.

(u) Subscriber acknowledges that (i) the Company, NKGen, and any of their respective affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company and NKGen that is not known to Subscriber and that may be material to a decision to purchase the Backstop Shares, (ii) Subscriber has determined to purchase the Backstop Shares notwithstanding its lack of knowledge of such information, and (iii) none of the Company, NKGen, or any of their respective affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to Subscriber, and Subscriber hereby to the extent permitted by law waives and releases any claims it may have against the Company, NKGen, and their respective affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(v) Subscriber acknowledges that it is aware that NKGen may enter into a subscription agreement, side letter or other agreement (including convertible promissory notes) with other investors associated with a private financing in one or a series of related transactions, not to exceed $25 million in the aggregate, and that such private financing, if pursued, will close prior to the Transaction Closing. Subscriber acknowledges that such amounts will not be included in the Cash Commitment Amount and will not reduce the amount of Mandatory Backstop Shares. Subscriber further acknowledges that it is aware NKGen may enter into the Subscription Agreements, other subscription agreements, side letters or other agreements (including convertible promissory note) with other investors, including investors in so-called PIPE securities (“PIPE”) that may close on or around the Backstop Closing Date. Any such PIPE so funded shall be included in the Cash Commitment Amount for purposes of calculating the Mandatory Backstop Shares.

6. Registration of Backstop Shares. On the Closing Date, the Subscriber, the Company and certain other parties shall enter into the Registration Rights Agreement (in the form of Exhibit E attached to the Merger Agreement) which shall provide the Subscriber certain registration rights as set forth therein.

7. Termination. This Backstop Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties hereto to terminate this Backstop Agreement and (c) the Transaction Closing pursuant to the Business Combination Agreement, if the amount of Mandatory Backstop Shares is zero at such time; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination thereof. Upon the termination hereof in accordance with this Section 7, any monies paid by Subscriber to the Company in connection herewith shall promptly (and in any event within one (1) Business Day) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

8. Trust Account Waiver. Subscriber hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated May 20, 2021 available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Backstop Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies held in the Trust Account or any distributions or payments therefrom, or upon the release to the Company of the funds held in the Trust Account upon consummation of the Transaction Closing and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Backstop Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Backstop Agreement, and (c) will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Backstop Agreement; provided, however, that nothing in this Section 8 shall (i) serve to limit or prohibit Subscriber’s right to pursue a claim against the Company for legal relief against assets, monies or other properties of the Company held outside the Trust Account (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Company), for specific performance or other equitable relief, (ii) serve to limit or prohibit any claims that the Subscriber may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Company) or (iii) be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with the Company’s certificate of incorporation in respect of any redemptions by Subscriber in respect of Common Stock acquired by any means other than pursuant to this Backstop Agreement or any other rights held as a stockholder of the Company. This Section 8 shall survive any termination of this Backstop Agreement.

9. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) Subscriber acknowledges that the Company and, following the Backstop Closing Date, NKGen, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Backstop Agreement; provided, however, that the foregoing clause of this Section 9(b) shall not give the Company or NKGen any rights other than those expressly set forth herein. Prior to the Backstop Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company contained in this Backstop Agreement. Prior to the Backstop Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c) Each of the Company and Subscriber is irrevocably authorized to produce this Backstop Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Each party hereto shall pay all of its own expenses in connection with this Backstop Agreement and the transactions contemplated herein.

(e) Neither this Backstop Agreement nor any rights that may accrue to Subscriber hereunder (other than the Backstop Shares acquired hereunder and the rights set forth in Section 6) may be transferred or assigned by Subscriber. Neither this Backstop Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Backstop Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

(f) All the agreements, representations and warranties made by each party hereto in this Backstop Agreement shall survive the Backstop Closing.

(g) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Backstop Shares and to register the Backstop Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that the Company may file a form of this Backstop Agreement with the Commission as an exhibit to a current or periodic report of the Company or a registration statement of the Company.

(h) This Backstop Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(i) This Backstop Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j) Except as otherwise provided herein, this Backstop Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 6, Section 9(b), Section 9(c) and this Section 9(j) with respect to the persons specifically referenced therein, this Backstop Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Backstop Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Backstop Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Backstop Agreement and to enforce specifically the terms and provisions of this Backstop Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l) If any provision of this Backstop Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Backstop Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) No failure or delay by a party hereto in exercising any right, power or remedy under this Backstop Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Backstop Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Backstop Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n) This Backstop Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o) This Backstop Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(p) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS BACKSTOP AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS BACKSTOP AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS BACKSTOP AGREEMENT.

(q) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Backstop Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Backstop Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Backstop Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r) This Backstop Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Backstop Agreement, or the negotiation, execution or performance of this Backstop Agreement, may only be brought against the entities that are expressly named as parties hereto.

(s) The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Backstop Agreement, file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of this Backstop Agreement and the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has provided to Subscriber or any of Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document and including as exhibits to the Disclosure Document, this Backstop Agreement (without redaction). Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber and Subscriber’s affiliates, attorneys, agents and representatives shall not be in possession of any material, non-public information received from the Company or any of its affiliates, officers, directors, or employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company or any of its affiliates. Notwithstanding anything in this Backstop Agreement to the contrary, the Company (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of the Subscriber or any of its affiliates or advisers, or include the name of the Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), the Company shall provide the Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

(t) The headings herein are for convenience only, do not constitute a part of this Backstop Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Backstop Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Backstop Agreement, (ii) each accounting term not otherwise defined in this Backstop Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Backstop Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

(u) The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Backstop Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has accepted this Backstop Agreement as of the date first set forth above.

GRAF ACQUISITION CORP. IV

By:	/s/ James A. Graf
	Name:	James A. Graf
	Title:	Chief Executive Officer

Address for Notices:

Graf Acquisition Corp. IV
1790 Hughes Landing Blvd., Suite 400
The Woodlands, Texas 77380
Email: tony@grafacq.com
Attention: Anthony Kuznik, EVP & General Counsel

with a copy (not to constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Email: joel.rubinstein@whitecase.com
elliott.smith@whitecase.com
Attention: Joel Rubinstein
Elliott Smith

IN WITNESS WHEREOF, the Subscriber has executed or caused this Backstop Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: NKMAX Co., Ltd.		State/Country of Formation or Domicile: Korea

By:	/s/ Sangwoo Park
Name:	Sangwoo Park
Title:	Chief Executive Officer

Name in which Backstop Shares are to be registered (if different):		Date:	April 14, 2023

Subscriber’s EIN: Entity Type (e.g., corporation, partnership, trust, etc.):

Business Address-Street: 172 Dolma-ro

City, State, Zip: Gyeonggi-do, Republic of Korea, 13605

Attn:	Sangwoo Park

Telephone No.:

Facsimile No.:

[Signature Page to Backstop Agreement]

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Backstop Agreement.

1.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Backstop Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

** OR **

2.	ACCREDITED INVESTOR STATUS (Please check the box)

☒	Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

** AND **

3.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐ is:

☒ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☒	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

This Annex A should be completed by Subscriber and constitutes a part of the Backstop Agreement.

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